CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-40410 on Form N-4 of our report dated April 19, 2024, relating to the financial statements and financial highlights of the individual Sub-Accounts which comprise Talcott Resolution Life and Annuity Insurance Company Separate Account Seven, appearing in the Form N-VPFS. We also consent to the reference to us under the heading "Experts" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
April 24, 2024

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement No. 333-40410 on Form N-4 of our report dated April 23, 2024, relating to the statutory-basis financial statements of Talcott Resolution Life and Annuity Insurance Company, appearing on Form N-VPFS for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
April 25, 2024